UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2022

HALLIBURTON COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-03492	75-2677995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East,	Houston,	Texas	77032
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (281) 871-2699
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $2.50 per share	HAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02. Results of Operations and Financial Condition

On October 25, 2022, registrant issued a press release entitled “Halliburton Announces Third Quarter 2022 Results."

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES THIRD QUARTER 2022 RESULTS
•Reported net income of $0.60 per diluted share.
•Adjusted net income per diluted share more than doubled from the same period last year.
•Revenue of $5.4 billion, increased 39% year-over-year.
•Operating margin of 16%, increased 393 basis points year-over-year over adjusted operating margin.
•Cash flow from operating activities of $753 million and free cash flow of $543 million.

HOUSTON – October 25, 2022 – Halliburton Company (NYSE: HAL) announced today net income of $544 million, or $0.60 per diluted share, for the third quarter of 2022. This compares to net income for the second quarter of 2022 of $109 million, or $0.12 per diluted share, and the adjusted net income for the second quarter of 2022, excluding impairments and other charges, of $442 million, or $0.49 per diluted share. Halliburton's total revenue for the third quarter of 2022 was $5.4 billion compared to total revenue of $5.1 billion in the second quarter of 2022. Reported operating income was $846 million in the third quarter of 2022 compared to reported operating income of $374 million and adjusted operating income of $718 million in the second quarter of 2022.

"Halliburton's third quarter results demonstrate the strength of our strategy in action. Total company revenue grew 6% sequentially, as activity and pricing increased simultaneously in North America and International markets. Operating income grew 18% compared to adjusted operating income from the second quarter with strong margin performance in both divisions,” commented Jeff Miller, Chairman, President and CEO.

“In all markets, Halliburton’s strong financial results demonstrate the execution of our strategic priorities. I believe structural demand for more oil and gas supply will provide strong tailwinds for our business, and Halliburton is well-positioned to deliver improved profitability and increased returns for shareholders.

“Our third quarter international performance demonstrates the earnings power of our strategy to deliver profitable international growth through improved pricing, selective contract wins, and the competitiveness of our technology offerings. Our year over year growth and margin expansion demonstrated by both divisions this quarter give me confidence in the earnings power of our international business.

“In North America, I see continued revenue growth -- the inbounds for calendar slots are stronger than I have ever seen at this point in the year. Our solid performance in the third quarter was the result of our strategy to maximize value and cash flow in this extremely tight market.

“Looking forward, we see activity increasing around the world -- from the smallest to the largest countries and producers. We intend to continue to execute on our strategic priorities and drive free cash flow and returns for our shareholders. I believe these strategies equip Halliburton to outperform under any market condition, but especially to maximize returns through this upcycle.” concluded Miller.

Operating Segments

Completion and Production

Completion and Production revenue in the third quarter of 2022 was $3.1 billion, an increase of $225 million, or 8%, when compared to the second quarter of 2022, while operating income was $583 million, an increase of $84 million, or 17%. These results were driven by increased pressure pumping services primarily in North America land, and increased completion tool sales in Middle East/Asia.

Drilling and Evaluation

Drilling and Evaluation revenue in the third quarter of 2022 was $2.2 billion, an increase of $58 million, or 3%, when compared to the second quarter of 2022, while operating income was $325 million, an increase of $39 million, or 14%. These results were due to improved drilling-related services in the Western Hemisphere and Middle East/Asia and increased project management activity and wireline services internationally. These improvements were partially offset by decreased drilling services in Norway, and decreased wireline services in the Gulf of Mexico.

Both divisional results were negatively impacted by the wind down and sale of our Russian operations.

Geographic Regions

North America

North America revenue in the third quarter of 2022 was $2.6 billion, a 9% increase when compared to the second quarter of 2022. This increase was primarily driven by increased pressure pumping services and drilling-related services in North America land. These increases were partially offset by decreased activity across multiple product service lines in the Gulf of Mexico.

International

International revenue in the third quarter of 2022 was $2.7 billion, a 3% increase when compared to the second quarter of 2022.

Latin America revenue in the third quarter of 2022 was $841 million, an 11% increase sequentially, due to increased well construction services and project management activity in Mexico and higher fluids and project management activity in Suriname. Partially offsetting these increases was lower project management activity in Colombia.

Europe/Africa revenue in the third quarter of 2022 was $639 million, an 11% decrease sequentially. Almost all of this reduction was related to exiting our Russia business along with decreased activity in the North Sea. These decreases were partially offset by increased well intervention services across the region.

Middle East/Asia revenue in the third quarter of 2022 was $1.2 billion, a 6% increase sequentially, primarily resulting from increased activity in Saudi Arabia, higher completion tool sales in Qatar, and increased drilling services in Indonesia and Malaysia. Partially offsetting these increases was lower activity in Vietnam.

Other Financial Items

During the third quarter of 2022, Halliburton redeemed the entire $600 million outstanding principal amount of its 3.50% senior notes due 2023 using cash on hand.

During the third quarter of 2022, Halliburton completed the sale of its Russia operations to its former Russia-based management team, which now owns and operates Halliburton’s former Russian business under the name BurService LLC, independent from Halliburton. As a result, Halliburton no longer conducts operations in Russia.

Selective Technology & Highlights

•Halliburton and TechnipFMC renewed their Technology Alliance after a successful completion of an initial 5-year alliance agreement. The Alliance accelerates the development and commercialization of new technologies that deliver integrated production solutions that span surface, subsea, and subsurface applications.

•Halliburton Labs announced it selected three new companies to participate in its collaborative environment to advance cleaner, affordable, and reliable energy. As a Halliburton Labs participant, AW-Energy, RedShift Energy, and Renkube will receive access to a broad range of industrial capabilities, technical expertise, and mentorships to scale their respective businesses.

•Halliburton and CeraPhi Energy have entered into an exclusive drilling and intervention services agreement in exchange for in-kind engineering and project management support to CeraPhi. CeraPhi Energy has turned to Halliburton for its global expertise in well engineering and its seven decades of geothermal experience as part of CeraPhi’s plan to develop a global geothermal energy development company.

•Halliburton announced that it has signed a Memorandum of Understanding (MoU) with the Saudi Data and Artificial Intelligence Authority (SDAIA) to address national and global energy challenges with DS365.ai to create data science and artificial intelligence (AI) applications and solutions. The two groups will share technologies and co-develop innovative solutions to aid in sustainability and subsurface prediction efforts for the oil and gas sector.

•Halliburton introduced the HalVue® service for real-time wireline data visualization to expand current features on the HalVue® platform. HalVue is a real-time data monitoring application that gives customers a consistent view of data across operations as it comes in from the rig to help maximize asset value.

•Halliburton Company announced the implementation of the Halliburton Digital Well Program® and Digital Well Operation DecisionSpace® 365 cloud solutions as the foundation for PETRONAS enterprise digital Well Integrated Operation (WIO). The selection marks the culmination of a two-year technology assessment with multiple technology providers.

•Halliburton received two prestigious 2022 World Oil Awards, which recognize the upstream oil and gas industry’s leading innovations. Halliburton won the “Best Deepwater Technology Award” for its BrightStar® service and the “Best Oilfield Fluids and Chemicals Award” for the Halliburton Baroid BaraHib™ Gold trackable inhibitive system.

•Halliburton recently hosted its annual Halliburton Charity Golf Tournament and raised more than $3.4 million for 101 U.S. nonprofit organizations. The tournament has raised more than $28 million for charities since it started 27 years ago.

About Halliburton

Halliburton is one of the world’s leading providers of products and services to the energy industry. Founded in 1919, we create innovative technologies, products, and services that help our customers maximize their value throughout the life cycle of an asset and advance a sustainable energy future. Visit us at www.halliburton.com.

Forward-looking Statements

The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the impact of COVID-19 and any variants, the related economic repercussions and resulting negative impact on demand for oil and gas, operational challenges relating to COVID-19 and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, performance of contracts and supply chain disruptions; the ability of the OPEC+ countries to agree on and comply with production quotas; the continuation or suspension of our stock repurchase program, the amount, the timing, and the trading prices of Halliburton common stock, and the availability and alternative uses of cash; changes in the demand for or price of oil and/or natural gas; potential catastrophic events related to our operations, and related indemnification and insurance matters; protection of intellectual property rights and against cyber-attacks; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to oil and natural gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; assumptions regarding the generation of future taxable income, and compliance with laws related to and disputes with taxing authorities regarding income taxes; risks of international operations, including risks relating to unsettled political conditions, war, including the ongoing Russia and Ukraine conflict and any expansion of that conflict, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls and sanctions, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; changes in capital spending by customers, delays or failures by customers to make payments owed to us, and the resulting impact on our liquidity; execution of long-term, fixed-price contracts; structural changes and infrastructure issues in the oil and natural gas industry; maintaining a highly skilled workforce; availability and cost of raw materials; and agreement with respect to and completion of potential dispositions, acquisitions and integration and success of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2021, Form 10-Q for the quarter ended June 30, 2022, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	September 30		June 30
	2022	2021	2022
Revenue:
Completion and Production	$3,136	$2,136	$2,911
Drilling and Evaluation	2,221	1,724	2,163
Total revenue	$5,357	$3,860	$5,074
Operating income:
Completion and Production	$583	$322	$499
Drilling and Evaluation	325	186	286
Corporate and other	(62)	(50)	(67)
Impairments and other charges (a)	—	(12)	(344)
Total operating income	846	446	374
Interest expense, net	(93)	(116)	(101)
Other, net	(48)	(14)	(42)
Income before income taxes	705	316	231
Income tax provision (b)	(156)	(76)	(114)
Net income	$549	$240	$117
Net income attributable to noncontrolling interest	(5)	(4)	(8)
Net income attributable to company	$544	$236	$109

Basic and diluted net income per share	$0.60	$0.26	$0.12
Basic weighted average common shares outstanding	908	894	904
Diluted weighted average common shares outstanding	910	894	909

(a)	See Footnote Table 1 for details of the impairments and other charges recorded during the three months ended September 30, 2021 and June 30, 2022.
(b)	The tax provision includes the tax effect related to impairments and other charges during the three months ended June 30, 2022.
See Footnote Table 1 for Reconciliation of As Reported Operating Income to Adjusted Operating Income.
See Footnote Table 3 for Reconciliation of As Reported Net Income to Adjusted Net Income.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Nine Months Ended
	September 30
	2022	2021
Revenue:
Completion and Production	$8,400	$6,054
Drilling and Evaluation	6,315	4,964
Total revenue	$14,715	$11,018
Operating income:
Completion and Production	$1,378	$891
Drilling and Evaluation	905	532
Corporate and other	(186)	(161)
Impairments and other charges (a)	(366)	(12)
Total operating income	1,731	1,250
Interest expense, net	(301)	(361)
Loss on early extinguishment of debt (b)	(42)	—
Other, net	(120)	(55)
Income before income taxes	1,268	834
Income tax provision (c)	(338)	(193)
Net Income	$930	$641
Net Income attributable to noncontrolling interest	(14)	(8)
Net Income attributable to company	$916	$633

Basic and diluted net income per share	$1.01	$0.71
Basic weighted average common shares outstanding	904	891
Diluted weighted average common shares outstanding	907	891

(a)	See Footnote Table 2 for details of the impairments and other charges recorded during the nine months ended September 30, 2022 and 2021.
(b)
During the nine months ended September 30, 2022, Halliburton recognized a $42 million loss on extinguishment of debt related to the early redemption of $600 million aggregate principal amount of senior notes in February 2023.

(c)	The tax provision includes the tax effect related to impairments and other charges and the loss on early extinguishment of debt during the nine months ended September 30, 2022.
See Footnote Table 2 for Reconciliation of As Reported Operating Income to Adjusted Operating Income.
See Footnote Table 4 for Reconciliation of As Reported Net Income to Adjusted Net Income.

HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	September 30	December 31
	2022	2021
Assets
Current assets:
Cash and equivalents	$1,977	$3,044
Receivables, net	4,614	3,666
Inventories	2,842	2,361
Other current assets	978	872
Total current assets	10,411	9,943
Property, plant, and equipment, net	4,203	4,326
Goodwill	2,828	2,843
Deferred income taxes	2,653	2,695
Operating lease right-of-use assets	927	934
Other assets	1,541	1,580
Total assets	$22,563	$22,321

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,064	$2,353
Accrued employee compensation and benefits	538	493
Current portion of operating lease liabilities	224	240
Other current liabilities	1,142	1,220
Total current liabilities	4,968	4,306
Long-term debt	7,927	9,127
Operating lease liabilities	803	845
Employee compensation and benefits	473	492
Other liabilities	747	823
Total liabilities	14,918	15,593
Company shareholders’ equity	7,621	6,713
Noncontrolling interest in consolidated subsidiaries	24	15
Total shareholders’ equity	7,645	6,728
Total liabilities and shareholders’ equity	$22,563	$22,321

HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Nine Months Ended		Three Months Ended
	September 30		September 30
	2022	2021	2022
Cash flows from operating activities:
Net income	$930	$641	$549
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation, depletion, and amortization	704	673	234
Impairments and other charges	366	12	—
Working capital (a)	(907)	81	(97)
Other operating activities	(14)	(178)	67
Total cash flows provided by operating activities	1,079	1,229	753
Cash flows from investing activities:
Capital expenditures	(661)	(483)	(251)
Proceeds from sales of property, plant, and equipment	157	145	41
Proceeds from a structured real estate transaction	—	87	—
Other investing activities	(74)	(57)	(20)
Total cash flows used in investing activities	(578)	(308)	(230)
Cash flows from financing activities:
Payments on long-term borrowings	(1,242)	(696)	(600)
Dividends to shareholders	(327)	(121)	(110)
Other financing activities	114	7	(2)
Total cash flows used in financing activities	(1,455)	(810)	(712)
Effect of exchange rate changes on cash	(113)	(42)	(60)
Increase (decrease) in cash and equivalents	(1,067)	69	(249)
Cash and equivalents at beginning of period	3,044	2,563	2,226
Cash and equivalents at end of period	$1,977	$2,632	$1,977

(a)	Working capital includes receivables, inventories, and accounts payable.
See Footnote Table 5 for Reconciliation of Cash Flows from Operating Activities to Free Cash Flow.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	September 30		June 30
Revenue	2022	2021	2022
By operating segment:
Completion and Production	$3,136	$2,136	$2,911
Drilling and Evaluation	2,221	1,724	2,163
Total revenue	$5,357	$3,860	$5,074

By geographic region:
North America	$2,635	$1,615	$2,426
Latin America	841	624	758
Europe/Africa/CIS	639	676	718
Middle East/Asia	1,242	945	1,172
Total revenue	$5,357	$3,860	$5,074

Operating Income
By operating segment:
Completion and Production	$583	$322	$499
Drilling and Evaluation	325	186	286
Total Operations	908	508	785
Corporate and other	(62)	(50)	(67)
Impairments and other charges	—	(12)	(344)
Total operating income	$846	$446	$374

See Footnote Table 1 for Reconciliation of As Reported Operating Income to Adjusted Operating Income.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Nine Months Ended
	September 30
Revenue	2022	2021
By operating segment:
Completion and Production	$8,400	$6,054
Drilling and Evaluation	6,315	4,964
Total revenue	$14,715	$11,018

By geographic region:
North America	$6,986	$4,588
Latin America	2,252	1,693
Europe/Africa/CIS	2,034	1,989
Middle East/Asia	3,443	2,748
Total revenue	$14,715	$11,018

Operating Income
By operating segment:
Completion and Production	$1,378	$891
Drilling and Evaluation	905	532
Total Operations	2,283	1,423
Corporate and other	(186)	(161)
Impairments and other charges	(366)	(12)
Total operating income	$1,731	$1,250

See Footnote Table 2 for Reconciliation of As Reported Operating Income to Adjusted Operating Income.

FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Reconciliation of As Reported Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Three Months Ended
	September 30		June 30
	2022	2021	2022
As reported operating income	$846	$446	$374

Impairments and other charges:
Catch-up depreciation	—	36	—
Severance	—	15	—
Receivables	—	—	186
Property, plant, and equipment, net	—	—	100
Inventory	—	—	70
Gain on real estate transaction	—	(74)	—
Other	—	35	(12)
Total impairments and other charges (a)	—	12	344
Adjusted operating income (b) (c)	$846	$458	$718

(a)
During the three months ended September 30, 2021, Halliburton closed the structured transaction for our North America real estate assets, which resulted in a $74 million gain. Halliburton also discontinued the proposed sale of the Pipeline and Process Services business leading to a depreciation catch-up related to these assets previously classified as held for sale. As a result, among these and other items, a $12 million pre-tax charge was recognized. During the three months ended June 30, 2022, Halliburton recognized a pre-tax charge of $344 million due to management's decision to market for sale the net assets of Russia operations, which was sold in August of 2022.

(b)
Management believes that operating income adjusted for impairments and other charges for the three months ended September 30, 2021 and June 30, 2022, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items. Adjusted operating income is calculated as: “As reported operating income” plus "Total impairments and other charges" for the respective periods.

(c)	We calculate operating margin by dividing reported operating income by reported revenue. We calculate adjusted operating margin by dividing adjusted operating income by reported revenue.

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Reconciliation of As Reported Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Nine Months Ended
	September 30
	2022	2021
As reported operating income	$1,731	$1,250

Impairments and other charges:
Receivables	202	—
Property, plant, and equipment, net	100	—
Inventory	70	—
Catch-up depreciation	—	36
Severance	—	15
Gain on real estate transaction	—	(74)
Other	(6)	35
Total impairments and other charges (a)	366	12
Adjusted operating income (b) (c)	$2,097	$1,262

(a)
During the nine months ended September 30, 2022, Halliburton recorded $366 million of impairments and other charges, primarily due to management's decision to market for sale the net assets of Russia operations, which was sold in August of 2022, and impairment of the assets in Ukraine. During the nine months ended September 30, 2021, Halliburton closed the structured transaction for the North America real estate assets, which resulted in a $74 million gain. Halliburton also discontinued the proposed sale of the Pipeline and Process Services business leading to a depreciation catch-up related to these assets previously classified as held for sale. As a result, among these and other items, a $12 million pre-tax charge was recognized.

(b)
Management believes that operating income adjusted for impairments and other charges for the nine months ended September 30, 2022 and 2021, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items. Adjusted operating income is calculated as: “As reported operating income” plus "Total impairments and other charges" for the respective periods.

(c)	We calculate operating margin by dividing reported operating income by reported revenue. We calculate adjusted operating margin by dividing adjusted operating income by reported revenue.

FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Reconciliation of As Reported Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	September 30		June 30
	2022	2021	2022
As reported net income attributable to company	$544	$236	$109

Adjustments:
Impairments and other charges	—	12	344
Total adjustments, before taxes	—	12	344
Tax benefit (a)	—	—	(11)
Total adjustments, net of taxes (b)	—	12	333
Adjusted net income attributable to company (b)	$544	$248	$442

Diluted weighted average common shares outstanding	910	894	909
As reported net income per diluted share (c)	$0.60	$0.26	$0.12
Adjusted net income per diluted share (c)	$0.60	$0.28	$0.49

(a)	The tax benefit in the table above includes the tax effect related to impairments and other charges during the three months ended June 30, 2022.
(b)
Management believes that net income adjusted for the impairments and other charges is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items. Adjusted net income attributable to company is calculated as: “As reported net income attributable to company” plus "Total adjustments, net of taxes" for the respective periods.

(c)
As reported net income per diluted share is calculated as: "As reported net income attributable to company" divided by "Diluted weighted average common shares outstanding." Adjusted net income per diluted share is calculated as: "Adjusted net income attributable to company" divided by "Diluted weighted average common shares outstanding."

FOOTNOTE TABLE 4

HALLIBURTON COMPANY
Reconciliation of As Reported Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Nine Months Ended
	September 30
	2022	2021
As reported net income attributable to company	$916	$633

Adjustments:
Impairments and other charges	366	12
Loss on early extinguishment of debt	42	—
Total adjustments, before taxes	408	12
Tax benefit (a)	(24)	—
Total adjustments, net of taxes (b)	384	12
Adjusted net income attributable to company (b)	$1,300	$645

Diluted weighted average common shares outstanding	907	891
As reported net income per diluted share (c)	$1.01	$0.71
Adjusted net income per diluted share (c)	$1.43	$0.72

(a)	The tax benefit in the table above includes the tax effect related to impairments and other charges and the loss on early extinguishment of debt during the nine months ended September 30, 2022.
(b)
Management believes that net income adjusted for impairments and other charges and the loss on early extinguishment of debt, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items. Adjusted net income attributable to company is calculated as: “As reported net income attributable to company” plus "Total adjustments, net of taxes" for the respective periods.

(c)
As reported net income per diluted share is calculated as: "As reported net income attributable to company" divided by "Diluted weighted average common shares outstanding." Adjusted net income per diluted share is calculated as: "Adjusted net income attributable to company" divided by "Diluted weighted average common shares outstanding."

FOOTNOTE TABLE 5

HALLIBURTON COMPANY
Reconciliation of Cash Flows from Operating Activities to Free Cash Flow
(Millions of dollars)
(Unaudited)

	Nine Months Ended		Three Months Ended
	September 30		September 30
	2022	2021	2022
Total cash flows provided by operating activities	$1,079	$1,229	$753
Capital expenditures	(661)	(483)	(251)
Proceeds from sales of property, plant, and equipment	157	145	41
Free cash flow (a)	$575	$891	$543

(a)
The Free Cash Flow metric is a non-GAAP financial measure, which is calculated as “Total cash flows provided by operating activities” less “Capital expenditures” plus “Proceeds from sales of property, plant, and equipment.” Management believes that Free Cash Flow is a key measure to assess liquidity of the business and is consistent with the disclosures of Halliburton's direct, large-cap competitors.

Conference Call Details

Halliburton Company (NYSE: HAL) will host a conference call on Tuesday, October 25, 2022, to discuss its third quarter 2022 financial results. The call will begin at 8:00 AM Central Time (9:00 AM Eastern Time).

Please click here to pre-register for the conference call and obtain your dial in number and passcode. You can also visit the Halliburton website to listen to the call via live webcast. A recorded version will be available under the same link immediately following the conclusion of the conference call.

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CONTACTS

For Investors:
David Coleman
Investor Relations
Investors@Halliburton.com
281-871-2688

For News Media:
Emily Mir
External Affairs
PR@Halliburton.com
281-871-2601

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date:	October 25, 2022	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Vice President, Public Law and
Assistant Secretary